PO Box 17100,
3500 HG Utrecht
The Netherlands

Rabobank

Office Address:
Rabobank International
Investment Banking Services
Derivatives Confirmations
OTC-Derivatives UC-O-356

Croeselaan 18, 3521 CB
Utrecht, The Netherlands
Swift code RABONL2UXXX

Facsimile

To:	LIMONEIRA COMPANY
Attn:	ATTN: DON DELMATOFF, VP FINANCE
Fax No:	001 805 525 8211
From:	RABOBANK INTERNATIONAL, UTRECHT
Contact:	Derivatives Documentation
Tel No:	INTL +31 30 213 0675
Fax No:	INTL +31 30 216 6928
Email:	fm.nl.utrecht.GFMDerivativesConfirmations@rabobank.com
Date:	10 October 2008
Trade Type:	Swap
Trade Ref. No.:	08N01492 / 175540

Dear Sir or Madam:

Please see the attached Confirmation for the above referenced transaction. We would be very grateful if you could sign and return this by fax to +31 30 216 6928 to the attention of Derivative Confirmations at your earliest convenience. If you have any queries, please do not hesitate to contact us on the above number.

No hard copy will follow this fax Confirmation. If you require a hardcopy of this Confirmation please contact us on the above telephone number at your earliest convenience.

PO Box 17100,
3500 HG Utrecht
The Netherlands

Rabobank

Office Address:
Rabobank International
Investment Banking Services
Derivatives Confirmations
OTC-Derivatives UC-O-356

Croeselaan 18, 3521 CB
Utrecht, The Netherlands
Swift code RABONL2UXXX

10 October 2008
To: LIMONEIRA COMPANY
ATTN: DON DELMATOFF, VP FINANCE
1141 CUMMINGS ROAD
SANTA PAULA CA-93060
UNITED STATES
Tel: 001 805 525 5541
Fax: 001 805 525 8211
From: RABOBANK INTERNATIONAL, UTRECHT
Attn: Derivatives Documentation
Tel: INTL +31 30 213 0675
Fax: INTL +31 30 216 6928

Re: Swap Our Ref. No. 08N01492 / 175540

CONFIRMATION OF A SWAP TRANSACTION

The purpose of this letter agreement is to set forth the terms and conditions of the swap transaction traded between RABOBANK INTERNATIONAL, UTRECHT ("Rabobank") registered trading name of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. and LIMONEIRA COMPANY, SANTA PAULA ("Counterparty") on the trade date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below. Notwithstanding anything to the contrary in the Agreement, the definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. To the extent that there is any inconsistency between those Definitions and Provisions and this Confirmation, this Confirmation will govern. For the purposes of the Definitions, all references to a "Transaction" in this Confirmation shall also be deemed to be references to a "Swap Transaction".

This Confirmation supplements, forms a part of, and is subject to the ISDA Master Agreement dated as of 8 August 2008,, as amended and supplemented from time to time (the "Agreement"), between Rabobank International, UTRECHT and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modify below.

Rabobank's recourse in the Transaction referred to in this Confirmation shall not be limited in any way unless specifically agreed to in writing by Rabobank to the contrary.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	09 October 2008
Effective Date:	14 October 2008
Termination Date:	01 November 2010
Notional Amount:	USD 10,000,000.00

Calculation Agent:	Rabobank, unless otherwise specified in the Agreement.
Broker:	None
Floating Amounts:	
Floating Rate Payer:	Rabobank
Floating Rate Payer Payment Date(s):	Commencing on 01 November 2008, and then every 1 month thereafter on the 1st day of the month to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Period End Date(s):	No Adjustment applies.
Floating Rate Option:	USD-LIBOR-BBA
Floating Rate for initial Calculation Period:	4.5125 per cent (inclusive of spread)
Floating Amount for initial Calculation Period:	USD 22,562.50
Designated Maturity for Initial Calculation Period:	Linear Interpolation between 2 weeks and 1 month shall apply.
Designated Maturity:	1 month
Spread:	None
Day Count Fraction:	Actual/360
Reset Date(s):	The first day of each relevant Calculation Period.
Compounding:	Inapplicable
Business Days:	NEW YORK, LONDON
Fixed Amounts:	
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Date(s):	Commencing on 01 November 2008, and then every 1 month thereafter on the 1st day of the month to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Period End Date(s):	No Adjustment applies.
Fixed Rate:	3.2 per cent
Day Count Fraction:	Actual/360
Fixed Amount for initial Calculation Period:	USD 16,000.00
Business Days:	NEW YORK, LONDON
Compounding:	Inapplicable
Early Termination:	
Optional Early Termination:	Applicable
Option Style:	European
Business Days for Payments:	NEW YORK, LONDON
Exercise Business Day:	NEW YORK, LONDON
Calculation Agent:	Rabobank, unless otherwise specified in the Agreement.
Procedure for Exercise:	
Expiration Date:	The date that is five (5) Exercise Business Days preceding the Cash Settlement Payment Date.
Earliest Exercise Time:	9:00 a.m. in the location of the relevant Financial Centre of the Currency of this Transaction
Expiration Time:	11:00 a.m. New York time
Partial Exercise:	Inapplicable
Multiple Exercise:	Inapplicable
Written Confirmation of Exercise:	Applicable, (failure to provide will not in any way affect the validity of any telephonic exercise).
Settlement Terms:	
Cash Settlement:	Applicable
Cash Settlement Valuation Time:	11:00 a.m. New York time
Cash Settlement Valuation Date:	The date that is two (2) Valuation Business Days preceding the Cash Settlement Payment Date
Valuation Business Days:	NEW YORK, LONDON
Cash Settlement Payment Date:	15 December 2008

Business Day Convention for Cash Settlement Payment Date:	Modified Following
Cash Settlement Method:	Cash Price
Settlement Rate:	Reference Banks
Cash Settlement Reference Banks:	To be mutually agreed five (5) Exercise Business Days preceding the Cash Settlement Payment Date
Quotation Rate:	mid

Other Provisions:

Account Details:

Account for payments to Rabobank: USD	As per SSI's
Account for payments to Counterparty: USD	Please provide

Offices:

Rabobank Trading Location	The Office of Rabobank for this Transaction is UTRECHT; *and* Transaction is originated by our trader located in: Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch
Counterparty	The Office of LIMONEIRA COMPANY for this Transaction is SANTA PAULA.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it by fax to INTL +31 30 216 6928 to the attention of Derivative Confirmations.
If you have any queries with this Confirmation please do not hesitate to contact us on the telephone number shown on the front page of this Confirmation.
We are very pleased to have executed this Transaction with you.

RABOBANK INTERNATIONAL, UTRECHT
registered trading name of
Coöperatieve Centrale Raiffeisen Boerenleenbank B.A.

By:
Name: Richard Young
Title: GFM Operations

By: M.J. Heijmink
Name: GFM Operations
Title:

Confirmed as of the date first written above:

LIMONEIRA COMPANY, SANTA PAULA

By:
Name: DON DELMATOFF
Title: CFO

By:
Name: Harold S. Edwards
Title: CEO